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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 17, 2001

                         VENTURENET CAPITAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                  033-21481-FW
                            (Commission File Number)

                                   76-0246940
                        (IRS Employer Identification No.)

                        27349 Jefferson Avenue, Suite 200
                               Temecula, CA 92590
               (Address of Principal Executive Offices) (Zip Code)

                                 (909) 296-9945
               Registrant's Telephone Number, Including Area Code

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Item 4.  Changes in Registrant's Certifying Accountant
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         On October 17, 2001, pursuant to the approval of the Board of Directors of VentureNet Capital Group, Inc. ("VentureNet"), VentureNet replaced the accounting firm of Dohan and Company, P.A., CPA's as its independent accountant. Dohan and Company, P.A., CPA's previously issued, on June 9, 2000 (except for
Note 9 as to which the date was August 5, 2000), their auditor's report on VentureNet's financials for the years ending May 31, 2000 and 1999. In this report, Dohan and Company, P.A., CPA's indicated that there was substantial doubt about VentureNet's ability to continue as a going concern because VentureNet had suffered recurring losses from operations and had a working capital deficit. The financial statements did not include any adjustments from this uncertainty. The report did not contain any other adverse opinion or disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles. There were no disagreements with Dohan and Company, P.A., CPA's on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the period from May 31, 1999 to the date of their replacement.

         On October 17, 2001, VentureNet engaged the accounting firm of Weinberg & Company, P.A., located at 6100 Glades Road, Suite 314, Boca Raton, Florida 3343, to perform its annual audit for the year ended May 31, 2001. Prior to that date, VentureNet did not consult with Weinberg & Co., P.A. regarding any accounting matters.

                                   SIGNATURES

              Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 23, 2001                   VentureNet Capital Group, Inc.

                                                     By:  /s/ Michael N. Brette
                                                          ---------------------
                                                     Name:    Michael N. Brette
                                                     Title:   President